                                                                   EXHIBIT 10.46

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[_______]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

            FIBER OPTIC CAPACITY MARKETING AND OPERATING AGREEMENT

                                    between

                         FLORIDA POWER & LIGHT COMPANY

                                      and

                              INTERSTATE FIBERNET

                               TABLE OF CONTENTS

ARTICLE I - DEFINITIONS.....................................  1
     1.1  Capacity..........................................  1
     1.2  FPL Network.......................................  1
     1.3  Licensee..........................................  1
     1.4  License Agreement.................................  2
     1.5  Marks.............................................  2
     1.6  Marketing Representative..........................  2
     1.7  Operating Services................................  2
     1.8  Service Order(s)..................................  2
     1.9  Technical Specifications..........................  2

ARTICLE II - NON-EXCLUSIVE INDEPENDENT MARKETING
          REPRESENTATIVE AND SERVICE PROVIDER...............  2
     2.1  Non-Exclusive Marketing Representative............  2
     2.2  Provision of Operating Services...................  2
     2.3  Independent Contractors...........................  2
     2.4  Common Carrier Status.............................  3

ARTICLE III - TERM AND TERMINATION..........................  3
     3.1  Term..............................................  3
     3.2  Termination of Marketing Services.................  3
     3.3  Termination of Operating Services.................  3
     3.4  Termination for Default or Cause..................  3
     3.5  Non-Waiver........................................  4
     [________________________________________________________]
     3.7  Use of Marks......................................  5

ARTICLE IV - IFN RESPONSIBILITIES...........................  5
     4.1  Marketing.........................................  5
     4.2  Advertising.......................................  5
     4.3  Sales Activity....................................  5
     4.4  License Agreement and Service Orders..............  5
     4.5  Operating Services................................  6
          4.5.1  Provision Circuits.........................  6
          4.5.2  Monitoring.................................  6
          4.5.3  Notification to Repair.....................  6
          4.5.4  Licensee Calls and Contact.................  6
          4.5.5  Billing and Collection.....................  6
          4.5.6  Bad Debt...................................  7
          4.5.7  Audit Rights...............................  7
     4.6  Coordination......................................  7
     4.7  Actions of IFN....................................  8
     4.8  Proprietary Information...........................  8
     4.9  Confidentiality...................................  8
     4.10 Warranties........................................  8
     4.11 Limitation of Liability...........................  8
     4.12 Indemnification...................................  8
     4.13 Insurance.........................................  9

          4.13.1  Duration..................................  9

ARTICLE V - FPL'S RESPONSIBILITIES..........................  9
     5.1  Commissions and Fees..............................  9
     5.2  Information.......................................  9
     5.3  Coordination...................................... 10

ARTICLE VI - GENERAL PROVISIONS............................. 10
     6.1  Survival of Obligations........................... 10
     6.2  Non-waiver........................................ 10
     6.3  Non-exclusive Right............................... 10
     6.4  Assignment........................................ 10
     6.5  Notice under this Agreement....................... 11
     6.6  Force Majeure..................................... 11
          6.6.1  Extension of Time.......................... 11
          6.6.2  Notice..................................... 12
     6.7  Limitation on Benefits of this Agreement.......... 12
     6.8  Severability...................................... 12
     6.9  Applicable Law.................................... 12
     6.10 Effect of Headings................................ 12
     6.11 Modification...................................... 12
     6.12 Complete Agreement; Counterparts.................. 12

Exhibits
--------

Exhibit A Form Master Capacity License Agreement
Exhibit B Service Order Form (attached to Exhibit A)
Exhibit C Circuitry Design - IFN Provisioning Flow Chart
Exhibit D Monitoring Capability
Exhibit E Commission Schedule

            FIBER OPTIC CAPACITY MARKETING AND OPERATING AGREEMENT
                                    between
                         FLORIDA POWER & LIGHT COMPANY
                                      and
                              INTERSTATE FIBERNET


     THIS AGREEMENT is entered into as of March 21, 1996 by and between Interstate FiberNet, a Georgia general partnership ("IFN"), and Florida Power & Light Company, a Florida corporation ("FPL").

                                   RECITALS

     WHEREAS, FPL is an investor-owned electric utility regulated by the Florida Public Service Commission and has excess fiber optic capacity which it wishes to make available by license agreement for use for resale by certain telecommunication companies which offer telecommunications service to the general public for hire, and

     WHEREAS, IFN is a carrier's carrier (certified by FCC) and engaged in the business of owning, managing and marketing fiber optic networks in the Southeast United States and has the personnel and expertise to market a license agreement providing for use of FPL's excess fiber optic capacity by certain telecommunications companies as Marketing Representative of FPL, and

     WHEREAS, IFN has the personnel and expertise to provide operating services in connection with the use and licensing of FPL's fiber optic capacity,

     NOW, THEREFORE, in consideration of the premises, covenants, and understandings set forth herein and other good and valuable consideration, the Parties agree as follows:


                                  ARTICLE I -
                                  DEFINITIONS

     1.1  Capacity.  DS-l and above level capacity provided by FPL to the
          --------
Licensee. As used within the context of this Agreement, the term DS-1 shall have the same meaning and conform to the Technical Specifications as set forth in Exhibit "A" attached to the Master Capacity Licensing Agreement.

     1.2  FPL Network.  FPL's optical cable and optical/electronic equipment
          -----------
used to deliver Capacity to the Licensee.

     1.3  Licensee.  The entity which executes a Master Capacity License
          --------
Agreement for resale use of FPL's excess Capacity.   A Licensee shall be a
telecommunications company which is certified pursuant to Chapter 364, Florida Statutes.

     1.4  License Agreement. The Master Capacity License Agreement for license
          -----------------
of FPL Capacity, in substantially the same form as Exhibit "A" attached hereto. The Capacity Agreement may be modified as negotiated and agreed to among the Parties.

     1.5  Marks. Trademarks, service marks, trade names, insignia, symbols,
          -----
decorative designs, or the like that FPL or its Affiliates own are licensed or sub-licensed to use in connection with the FPL Network, and which FPL, in its sole discretion, determines IFN is licensed to use.

     1.6  Marketing Representative.  IFN acting as an independent contractor in
          ------------------------
the promoting and marketing of FPL's Capacity to certain Licensees as approved by FPL and providing certain operating services associated with the use of FPL's Capacity.

     1.7  Operating Services.  Those functions provided by IFN to support the
          ------------------
daily operation of the FPL Network and as defined in Article IV herein.

     1.8  Service Order(s).   The written executed request by a
          ----------------
Licensee for a specific Capacity use on a specific segment on the FPL Network. A copy of the Service Order Form shall be attached as Exhibit B to the License Agreement and the form is attached hereto as Exhibit "B".

     1.9  Technical Specifications.  The operating and technical specification
          ------------------------
requirements of the Capacity to be licensed to Licensee as set forth in Exhibit "A" of the Master Capacity Licensing Agreement.


                                 ARTICLE II -
              NON-EXCLUSIVE INDEPENDENT MARKETING REPRESENTATIVE
                             AND SERVICE PROVIDER

     2.1  Non-Exclusive Marketing Representative.   FPL. hereby appoints  IFN
          --------------------------------------
to serve as FPL's authorized non-exclusive representative for the marketing of Capacity to Licensees and IFN hereby accepts appointment as Marketing Representative.

     2.2  Provision of Operating Services.  FPL and IFN further agree that IFN
          -------------------------------
shall provide certain operating services ("Operating Services"), identified in
Article IV, below, and associated with all Master Capacity License Agreements which IFN secures for FPL.

     2.3  Independent Contractors.  IFN and FPL shall be construed to be
          -----------------------
independent contractors. This Agreement shall not be deemed to create a joint venture, partnership or any other legal relationship between IFN and FPL where either Party shall share or be responsible for the debts and liabilities of the other beyond the extent expressly provided for in, and limited by, this

Agreement.  Nor shall this Agreement be construed as
right to IFN or FPL to legally bind the other in any manner or to be able to incur debts and liabilities on behalf of the other except as expressly provided
for herein.   IFN is at all times solely responsible for performing and
completing its obligations under this Agreement with full power and authority to select the methods, means and manner of performing these obligations, as long as such methods, means and manner conform to the requirements and specifications and authorized changes thereto of FPL and do not adversely affect or interfere with FPL's electric service obligations, including considerations of safety and economics. IFN is solely responsible for its employees, including but not limited to the hiring, terminating, compensating, training, controlling, directing and disciplining of its employees.

     2.4  Common Carrier Status.  Nothing in this Agreement shall be construed
          ---------------------
to make FPL or IFN a Telecommunications Company or a Common Carrier or obligate IFN or FPL to provide Telecommunication or Common Carrier Service.


                                 ARTICLE III -
                             TERM AND TERMINATION

     3.1  Term.  The term of this Agreement shall be seven (7) years, commencing
          ----
on the date written above that this Agreement was entered into and terminating
at 12:01 a.m. on   March 21, 2003, the seventh (7th) anniversary of the
effective date.

     3.2  Termination of Marketing Services.  Notwithstanding the foregoing, FPL
          ---------------------------------
may terminate this Agreement as to IFN acting as Marketing Representative for FPL, with or without cause, upon thirty (30) days written notice of termination. Upon receipt of such notice only the following provisions of the Agreement directly relating to the marketing services shall be terminated: Sections 2.1, 4.1, 4.2, 4.3, and 4.4 herein. All other provisions of this Agreement shall survive the termination of the Agreement for marketing services.

     3.3  Termination of Operating Services.  Termination of this Agreement,
          ---------------------------------
other than as to IFN acting as Marketing Representative as set forth in Section
3.2 above, shall be for default or cause, or upon twelve months prior written notice to the other Party, after termination of the Marketing Services. Payments of all commissions to IFN shall cease immediately upon termination of the Operating Services by IFN.

     3.4  Termination for Default or Cause.   Either Party may terminate this
          --------------------------------
Agreement upon the occurrence of a default or of any one or more of the events described below, which shall be deemed to be termination for cause, by giving the other Party written notice of its desire to terminate at least thirty (30) days prior to the intended date of termination:

          (a) FPL or IFN makes an assignment for the benefit of creditors; or a trustee or receiver of any substantial part of FPL or IFN's assets is appointed by any Court(s); or

          (b) IFN has made any material misrepresentations or omission in its representations to FPL of its ability to act as Marketing Representative for FPL or FPL has made material misrepresentations or omission to IFN as to available capacity or IFN or FPL is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of the other Party or its affiliated companies; or

          (c) IFN or FPL: (i) attempts to make an unauthorized assignment of this Agreement; or (ii) receives a notice of violation of the terms or conditions of any license or permit required by either Party or its employees in the conduct of its business with respect to this Agreement and fails to correct such violation; or (iii) fails to comply with any provision of this Agreement, and does not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to the other Party, or (iv) fails in any six (6) consecutive months to comply with any material provision of this Agreement whether or not such failures to comply are corrected after notice thereof is delivered to the other Party; or

          (d) FPL or IFN conducts illegal or unauthorized activity associated with this Agreement.

     3.5  Non-Waiver.  Waiver by either Party of any deficiencies in one or more
          ----------
instances shall not constitute a waiver of either Party's right to terminate this Agreement in subsequent instances.

     [________________________________________________________________________
____________________________________________________________________________
_______________________________________________________________________________
_____________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________________
______________________________________________________________________________
________________________________________________________________________].

     3.7  Use of Marks.  Upon termination or expiration of this Agreement, IFN
          ------------
shall immediately cease use of any Mark used by IFN in the marketing or providing of service for FPL and shall not directly or indirectly identify itself or any business as associated with FPL and, upon request of FPL shall return immediately to FPL any advertising and marketing material, or other documents identifying or relating to FPL's business.


                                 ARTICLE IV -
                             IFN RESPONSIBILITIES

     4.1  Marketing.  IFN shall maintain a trained, professional and capable
          ---------
sales staff to market and provide marketing support for use of FPL fiber optic Capacity by Licensees and to work with FPL to assure Licensee satisfaction.

     4.2  Advertising.  IFN, at its cost, shall actively promote and market the
          -----------
use of the FPL Capacity consistent with the Technical Specifications and forms established and approved by IFN and FPL from time to time, relating to factual
matters pertaining to the FPL facilities, marks and trademarks.   Such Technical
Specifications and forms shall be limited to factual matters pertaining to FPL facilities and use of Marks. FPL shall have the right to review all advertising and marketing materials involving license of FPL Capacity prior to distribution by IFN

     4.3  Sales Activity.   IFN shall use its best efforts in securing Master
          --------------
Capacity License Agreements for resale use of FPL Capacity by Licensees. These efforts shall at all time be of a professional nature and in keeping with the rules and regulations and public utility nature of FPL.

     4.4  License Agreement and Service Orders.  IFN shall provide to potential
          ------------------------------------
Licensees a Master Capacity License Agreement in substantially the same form attached hereto as Exhibit A, as may be amended by FPL and IFN from time to time, and shall assist a potential Licensee to complete and sign the Licensee Agreement. IFN shall train and inform its personnel so as to accomplish execution of the License Agreement in a professional and informed manner. IFN shall not represent or agree with Licensee that Licensee will be charged or provided Operating Services other than as agreed to in writing between IFN and FPL. IFN shall inform potential Licensees that the License Agreement and all Service Orders are not effective until executed by FPL and that FPL may reject such Agreement or Service Orders if FPL determines that Licensee is an unreasonable credit risk or that Licensee's proposed use would interfere with FPL's own system integrity or service requirements, including considerations of economy and safety. IFN shall procure and process all Service Orders implementing the License Agreement, including obtaining the review and prior written approval by FPL of the Service Orders.

     4.5  Operating  Services.    IFN  shall  provide  Operating Services,
          -------------------
including billing services, as to all Licensees obtained by IFN, as follows:

          4.5.1     Provision Circuits.  IFN will design circuitry for
                    ------------------
     connection to FPL's Network all Licensees for whom IFN will be providing Operating Services. See Exhibit "C" attached hereto.

          4.5.2     Monitoring.  IFN will monitor all portions of FPL's fiber
                    ----------
     optic network used by Licensees. IFN's system monitoring capability is more fully described in Exhibit "D" attached hereto. The actual design and implementation of the monitoring system under this Agreement shall be completed as part of the coordination requirement between FPL and IFN engineering.

          4.5.3     Notification to Repair.  IFN will notify FPL to make repairs
                    ----------------------
     on FPL's Network. IFN will utilize the existing system of dispatch and escalation already established by FPL. Notification instructions, and subsequent updates, will be forwarded to IFN's Network Operations Center
     (NOC). Following notification, IFN will monitor the fiber optic transmission equipment and perform as much diagnostics as the equipment's remote devices will allow. The repair notification process may require reoccurring meetings between operations personnel to increase reliability and meet Licensee expectations. IFN shall take any special requirements for the FPL operations scheme under advisement and FPL and IFN shall agree as to IFN's notification requirements. The requirements shall be acted upon with Licensee satisfaction as the paramount concern.

          4.5.4     Licensee Calls and Contact.  IFN shall receive and respond
                    --------------------------
     to all calls of Licensees and to inquiries about Operating Services. IFN shall provide prompt, courteous, and efficient service to the caller.

          4.5.5     Billing and Collection.  IFN shall bill and collect monthly
                    ----------------------
     from all Licensees all License fees. After the month in which services is rendered, IFN shall forward to FPL by wire transfer the aggregate sum of such License fees contracted for less IFN's commission as set forth in Exhibit "E", attached hereto and incorporated herein. If FPL does not receive payment within the twenty (20) days as set forth above, FPL may assess a late payment charge in the amount of one and a half (1 1/2) percent of the amount due per month calculated on a daily basis or the highest amount then permitted by law, whichever is higher. Failure to forward such payment to FPL as due shall constitute a default going to the essence of this Agreement and FPL, at its discretion, may cancel this Agreement in whole or in part.

          4.5.6     Bad Debt.  In the event that IFN determines a Licensee
                    --------
     account to be uncollectible in part or in its entirety, IFN will deduct this uncollectible amount, net of the commission that would have been due IFN under Exhibit E of this Agreement, from the then current month FPL remittance under Section 4.5.5 above. IFN will be required to take all reasonable and customary actions to collect any and all amounts billed to a Licensee including and not limited to direct contact and correspondence with such Licensee and use of outside collection agencies. In no event will IFN determine a Licensee account to be uncollectible until it is at least 6 months overdue. [_________________________________________________
     _____________________________________________________________________
     _______________________________________________________________________
     ___________________________________________________________________________
     _________________________________________________________________________
     ___________________________________________________________________________
     ________________________________________________________________________
     _______________________________________________________________________
     __________________].

          4.5.7     Audit Rights.  FPL shall have the right, upon reasonable
                    ------------
     notice, to audit IFN's accounts and records to the extent necessary to verify the correctness of the bills rendered under this Agreement. Any such audit will be conducted during normal business hours at the offices where such accounts and records are maintained. IFN shall be entitled to review the audit findings. The results of all such audits shall be kept confidential by FPL and IFN and shall not be released to any other party without the written consent of IFN and FPL. IFN shall be responsible for correcting any audit findings. Any amounts determined to be billed incorrectly will be rebilled by IFN to the extent permitted by IFN's contracts with customers. Any amount determined to be either under or over remitted by IFN will be refunded to FPL or FPL will provide a refund to IFN.

     4.6  Coordination.  IFN and FPL shall establish procedures to coordinate
          ------------
activities under this Agreement. Within five (5) days after execution of this Agreement by both Parties, each Party shall designate an engineer Project Manager. The Project Manager shall be responsible for coordinating the everyday operating activities under this Agreement, including the following responsibilities: (a) coordinate, plan, schedule and build system extensions, including the provisioning of circuits and implementation of a monitoring system; (b) coordinate the identification, analysis and resolution of operational and maintenance problems and (c) provide monthly updates, performance reports, etc. to the other Party as agreed upon.

     4.7  Actions of IFN   IFN shall be governed in all dealings with the
          --------------
Licensee and others making inquiries of, or approached by, IFN as to the License Agreements or Operating Services by the highest standards of honesty, integrity and fair dealings, and shall do nothing which would tend to discredit, dishonor, reflect adversely upon or in any manner injure the reputation of FPL. IFN shall at all times faithfully, honestly and diligently perform its obligations hereunder. IFN shall take no action inconsistent with the provisions of this Agreement.

     4.8  Proprietary Information.  IFN shall treat Licensee lists and related
          -----------------------
information or data as the exclusive property of FPL and use such information solely in the performance of its obligations and duties as described herein. Upon request by FPL, IFN shall return such information to FPL upon termination of this Agreement.

     4.9  Confidentiality.   Neither Party, without the other's specific prior
          ---------------
written consent, shall disclose to any third party, including but not limited to Licensee, any information supplied to it by the other which has been designated as CONFIDENTIAL or PROPRIETARY or PRIVATE, and which information is not otherwise generally available to the public. The Parties hereby designate the terms, conditions, exhibits and schedules of this Agreement to be confidential. Neither Party, without the written consent of the other, shall provide a copy of this Agreement in whole or part to any other person or entity except as may be required by law.

     4.10 Warranties.  IFN shall not make any representations or warranties
          ----------
whatsoever, and shall effectively disclaim any authority to make such warranties or representations on FPL's behalf, to any person or Licensee regarding services, except as specifically authorized by FPL.

     4.11 Limitation of Liability. In no event shall IFN or FPL be liable to
          -----------------------
each other or to the Licensee or Licensee's customers or clients or to any other person, firm or entity in any respect, including, without limitation, for any damages, either direct, indirect, consequential, special, incidental, actual or punitive, for any lost profits from customer billings arising out of mistakes, accidents, errors, omissions, interruption, or defects in transmission, or delays, including those which may be caused by regulatory or judicial authorities, arising out of or relating to this Agreement or the obligations of IFN or FPL pursuant to this Agreement.

     4.12 Indemnification.   IFN shall exercise its obligations hereunder at its
          ---------------
own sole risk and in consideration of this Agreement shall release, indemnify, protect, defend and save harmless FPL, its parent, subsidiaries, affiliates and their respective officers, directors, agents and employees (FPL Entities) from and against any and all claims, liability, and demands whatsoever, including court costs and attorney's fees, including payments made under any Workers' Compensation Law or under any plan for employees' disability and death benefits, which may arise out of or be caused by IFN's negligence resulting from or in connection with this Agreement or in connection with the performance by IFN, its employees, contractors or subcontractors, of IFN's obligations under this Agreement.

     4.13 Insurance.   IFN prior to exercise of its rights and obligations under
          ---------
this Agreement shall procure and maintain through the term of this Agreement insurance in minimum amounts of [________________________________] to protect IFN against any and all claims, demands, actions, judgments, cost, expenses and liabilities of every nature, including attorney fees, which may result directly or indirectly under this Agreement.


               4.13.1    Duration.  In the event that any policy furnished by
                         --------
          IFN provides for coverage on a "claims made" basis, the retroactive date of the policy shall be the same as the effective date of this Agreement. Furthermore, for all policies furnished on a "claims made basis," IFN's providing of such coverage shall survive the termination of this Agreement until the expiration of the maximum statutory period of limitations in the State of Florida for actions based in contract or in tort; if coverage is on an "occurrence" basis, such insurance shall be maintained by IFN during the entire term of this Agreement.


                                  ARTICLE V -
                            FPL' S RESPONSIBILITIES

     5.1  Commissions and Fees.  In consideration for obtaining Licensees and
          --------------------
providing Operating Services, FPL shall pay IFN a commission in accordance with Exhibit "E" attached hereto. Commissions shall be paid only with respect to License Agreements accepted and executed by FPL. FPL shall not unreasonably
refuse to accept a License Agreement presented to it by IFN.   IFN shall deduct
its commission from the monthly payment to FPL as set forth in Section 4.5.5, herein.

     5.2  Information.  FPL shall provide to IFN for use in IFN's marketing and
          -----------
training efforts maps showing locations of FPL's Network relating to FPL's Master Capacity License Agreement and operating Services to be provided by IFN, as may be amended by FPL from time to time and such quantities of FPL's literature, instructions and other materials as may be reasonably requested by IFN for use in connection with IFN's efforts. FPL shall be solely responsible for the accuracy of the information provided to IFN.

     5.3  Coordination.  FPL shall coordinate activities with IFN as set forth
          ------------
in Section 4.6 above.


                                 ARTICLE VI -
                              GENERAL PROVISIONS

     6.1  Survival of Obligations.  Termination of this Agreement for any
          -----------------------
reason, in whole or part, shall not release either IFN or FPL from any liability which at the time of termination has already accrued to the other or from any
obligation which is expressly stated herein to survive termination.   All
provisions of this Agreement providing for limitation of or protection against liability shall apply to the fullest extent provided by law and survive termination of this Agreement and completion of IFN's services and shall include but not be limited to Sections 4.8, 4.9, 4.10, 4.11, 4.12 and 4.13.



     6.2  Non-waiver. Failure to enforce or insist upon compliance with any of
          ----------
the terms or conditions of this Agreement shall not constitute a general waiver or relinquishment of any such terms or conditions, but the same shall be and remain at all times in full force and effect and shall not affect the right of either Party to terminate this Agreement or to require performance at any time thereafter.

     6.3  Non-exclusive Right.  Nothing in this Agreement shall be construed to
          -------------------
confer on IFN an exclusive right to market FPL's Capacity or to provide Operating Services. IFN and FPL may engage in and possess interests in other business ventures of any nature whatsoever, and may conduct all activities, including activities in connection with telecommunications services and marketing services, except as specifically and explicitly limited in this Agreement. Nothing in this Agreement is intended, or shall be interpreted, to restrict either Party in connection with any such activity, including activity which is competitive with the activities contemplated in this Agreement, so long as either Party does not violate any specific or explicit restriction or obligation set forth in this Agreement.

     6.4  Assignment.   All rights and obligations hereunder, excepting the
          ----------
right to receive payment, are personal as to IFN and FPL and shall not be assigned in whole or in part without the prior written consent of the other Party; provided however, that FPL may assign this Agreement without the prior consent of IFN, to any person, firm or corporation acquiring all or substantially all of the assets of FPL or to any affiliate of FPL.

     6.5  Notice under this Agreement.  All notices under this Agreement shall
          ---------------------------
be in writing and shall be delivered personally, sent by facsimile transmission with facsimile transmitted confirmation of receipt, or be sent by overnight commercial air courier (such as Federal Express) , or mailed, certified or registered, postage prepaid, return receipt requested, to the Project Manager to be designated and to

     To IFN                     Interstate FiberNet
                                Doug Shumate
                                206 West 9th Street
                                West Point, GA 31833

                                Telephone:  (706) 645-8189
                                Facsimile:  (706) 645-8989


     To FPL                     Information Management Business Unit
                                Attn: J. E. Paul
                                Florida Power & Light Company
                                P.O. Box 029100
                                Miami, FL  33102-9100

                                Telephone:  (305)552-4325
                                Facsimile:  (305) 552-4181


     6.6  Force Majeure.  Neither IFN nor FPL shall be liable or responsible for
          -------------
any delay in the performance of, or the ability to perform, any duty or obligation required by this Agreement in the event of a force majeure
occurrence.   Such occurrence shall include, but shall not be limited to acts of civil or military authority (including courts or administrative agencies) , acts of God, war, riot, or insurrection, inability to obtain required permits or licenses, blockades, embargoes, sabotage, epidemics, fires, unusually severe floods or weather, strikes, lockouts or other labor disputes or difficulties. The obligation of either Party to pay money in a timely manner is absolute and shall not be subject to the force majeure provisions. Force majeure as used herein means, without limitation, any cause or event not reasonably within the control of FPL or IFN.

          6.6.1     Extension of Time. In the event of any delay resulting from
                    -----------------
     a force majeure circumstance, the time for performance hereunder shall be extended for a period of time reasonably necessary to overcome the effect of such delays. This extension applies to this Agreement only and not to IFN's responsibility under the Master Capacity License Agreement or Service Orders attached thereto.

          6.6.2     Notice.   In the event of any delay or nonperformance
                    -------
     caused by a force majeure circumstance, the Party affected shall promptly notify the other in writing.

     6.7  Limitation on Benefits of this Agreement.  It is the intention of the
          ----------------------------------------
Parties hereto that no person or entity other than the Parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the Parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto or their respective successors and assigns as permitted hereunder.

     6.8  Severability.   Should any part of any paragraph or provision of this
          ------------
Agreement be determined by a court of competent jurisdiction to be illegal or in conflict with any applicable law, the validity of the remaining paragraph or provisions shall not be impaired.

     6.9  Applicable Law.  This Agreement shall be construed and interpreted in
          --------------
accordance with the laws of the State of Florida, without regard to conflicts of laws principles.

     6.10 Effect of Headings.  The headings set forth herein are for convenience
          ------------------
only and shall not be deemed to modify or affect the rights and obligations of the Parties to this Agreement.

     6.11 Modification.   This Agreement may not be modified or amended except
          ------------
in writing signed by both Parties.

     6.12 Complete Agreement; Counterparts.  This Agreement shall be signed by
          --------------------------------
the authorized representatives of IFN and FPL and constitutes the final written expression of all the terms of the agreement between them and is a complete and
exclusive statement of those terms.   Any and all prior or contemporaneous
course of dealing, representations, promises, warranties or statements by the Parties or their agents, employees, or representatives that differ in any way from the terms of this written Agreement shall be given no force or effect. This Agreement may be executed in counterparts, each of which shall constitute originals hereof.

     IN WITNESS WHEREOF, IFN and FPL have caused this Agreement to be duly executed the day and year first above written.


                                   FLORIDA POWER & LIGHT COMPANY


                                   By: /s/ Dennis M. Klinger
                                       -----------------------------

                                   Print Name: Dennis M. Klinger
                                               ---------------------

                                   Title:           VP
                                          --------------------------


                                   INTERSTATE FIBERNET


                                   By: /s/ Doug Shumate
                                       -----------------------------
                                   Print Name: Doug Shumate
                                               ---------------------
                                   Title: VP/CFO Managing Partner
                                          --------------------------

                                   Attest:
                                            ------------------------
                                                   (Seal)

                                   EXHIBIT A
                                   ---------

                           Technical Specifications

                    Interstate FiberNet Transmission Performance
                                Standards and Objective Policy


A.  Description of Services
---------------------------

1. Interstate Fibernet (IFN) provides transmission transport links between two or more IFN Points of Premise which meet at a designated point between IFN and the Customer. Where, IFN is the provider of local interconnect, Local Loop Availability numbers are provided. The following standards apply to both on a one-way basis for both DS1, DS3, OC-N and CCS7 services.

B.  Availability:
----------------

Availability is measurement of the total time the service is operative when measured over a time period of 30 consecutive days. DS3s and DS1s are considered to be inoperative when there has been a loss of signal, when loop-back tests confirm the observation of severely errored seconds, or IFN's network monitoring system detects a bit-error rate of greater than 1X 10-9.

B1.             DS3 and DS1 Performance Objectives
                ----------------------------------

                The performance objectives for IFN DS3 service are as follows:
        a). Meet or exceed 99.99% percent Circuit Availability on a monthly basis. This objective applies except where a customer's equipment is disconnected and/or inoperative or force majeure (i.e. cable cuts) or planned maintenance actions initiated by the customer.

        b). Meet or exceed 99.95% percent Error Free Seconds on a monthly basis.

        c). Does not exceed .009% percent Severely Errored Seconds on a monthly basis.

        d). Service Community - in the event of primary facility failure, service is guaranteed to switch to an alternate facility in sixty seconds or less. Failure to meet this guarantee will result in a credit as described in the following where the trouble is in the network on public/private right-of-way.
        e). Where IFN is responsible for end to end circuit engineering and provisioning the end to end Circuit Availability percentage is 99.88%


                The performance objectives for IFN DS1 service are as follows:
        a). Meet or exceed 99.925% percent Circuit Availability on a monthly basis. This objective applies except, where a customer's equipment is disconnected and/or inoperative or force majeure (i.e. cable cuts) or planned maintenance actions initiated by the customer.
        b).     Meet or exceed 99.875% percent Error Free Seconds on a monthly basis.
        c). Does not exceed .009% percent Severely Errored Seconds on a monthly basis.
        d). Where IFN is responsible for end to end circuit engineering and provisioning the end to end Circuit Availability percentage is 99.7%

B2. Technical Transmission Specification Standards: IFN and its facilities pertaining to DS1, DS3 and OC-N performance adhere to the following Technical References and Standards:

        Digital Data Access Service
        56.0 and 64 kbps                          ANSI T1.107b-1991
        High Capacity                             TR-NFL-000054
                                                  TR-INS-000342
        Self-healing Rings                        TR-NWT-000496


B3.     DS1 AND DS3 Interconnection:
        ----------------------------
        DS3 interface combinations and technical specifications are referenced in Bellcore TR-INS-000342.
        DS1 interface combinations and technical specifications are referenced in Bellcore TR-NFL-000054.

Availability Cont.


B4.     SONET Specifications
        --------------------
        STS-1, OC-1, OC-3, and OC-12 interface combinations and technical specifications are referenced in BellSouth Telecommunications, Inc. Technical TR-73582.

        Where IFN has self-healing rings and customer have subscribed to DS3 service channels have a long term performance objective of 99.95% error-free seconds and a severly errored second (SES) objective of less than 0.009% SES when the circuit is available. Self-healing multi-nodal DS1 high capacity service channels have a long term performance objective of 99.5% error-free seconds.

        Transmission parameter limits, interface combinations, and technical specifications applicable to Interstate Carriers for customer interconnection at IFN POPs are contained in ANSI T1.403-1989 and T1.404-1989.

C.      When a Credit Allowance Applies
        -------------------------------

        In case of an interruption to any service, allowance for the period of interruption, if not due to the negligence of the customer, shall be as follows:

C1.     IFN DS1 and DS3 Services
        ------------------------
        No credit shall be allowed for an interruption of less than 30 minutes. The Customer shall be credited for an interruption of 30 minutes or more at the rate of 1/1440 of the monthly charges for the facility or service for each period of 30 minutes or major fraction there of that the interruption continues.

        The monthly charges used to determine the credit shall be as follows:

        The monthly charges shall be the total of all the monthly rate element charges associated with the service

C2.     SONET Ring Services
        -------------------
        For service interuption resulting from a failure of the equipment where IFN's system does not automatically self-heal around the point of failure, credit shall be allowed only for an interruption of 30 minutes or more. The credit will begin when the customer reports the interruption to IFN. This credit shall be at the rate of 1/1440 of the total monthly charges assessed for that portion of the service that is interrupted for each period of 30 minutes or major fraction hereof that the interruption continues.

C3. Credit allowances will not apply if service is interrupted during customer requested upgrades and/or additions to IFN service or during customer requested rearrangements.

C4.     CCS7 and Enhanced Services
        --------------------------
        For IFN's CCS7 Services, no credit shall be allowed for an interruption of less than 30 seconds. The customer shall be credited for an interruption of 30 seconds or more as follows:

        For two-point services, when monthly rates are applicable, the credit shall be at the rate of 1/8640 of the monthly charges for the service for each period of 5 minutes or major fraction thereof that the interruption continues.

D.   Other Information and Conditions:
     --------------------------------

D1.  SONET Timing Issues
     -------------------
     DS1's carried over Synchronous Optical Network (SONET) transport systems can incur phase transients as a result of pointer adjustments. In some instances timing problems could surface in customer's equipment with Stratum 3 or better clocks. This may result in the customer's clock disqualifying its synchronization reference, generating an alarm and/or selecting an alternate reference or entering holdover. To insure proper operation, channelized DS1 circuits must comply with Bellcore Technical Advisory, TA-NWT-000436. Digital Synchronization Network Plan, and ANSI T1.101-1994. When timing is taken from a Company transported DS1, the customer's equipment must be capable of accommodating SONET pointer adjustments.

D2.  Automatic Protection Switching
     ------------------------------
     The Automatic Protection Switching provides protection on a 1XN basis against failure of the electronic facilities between two IFN POPs. Protection is furnished through the use of a switching arrangement that automatically switches to a spare system when a working system fails. On self-healing SONET rings a switch to protect facilities may, in some cases, cause IFN services to be routed to an alternate path.

D3.  Performance of Error Free Seconds
     ---------------------------------
     Performance is noted as Error Free Seconds (EFS) which is measured as the percentage of seconds over a 24 hour period not containing errors. EFS is measured using our network management system which conforms to the CCITT Recommendation 0.151.


E.   Trouble Reporting/Monitoring
     ----------------------------
     IFN monitors the network on a 7X24 basis, trouble resolution and repair efforts will begin when network surveillance and internal monitoring detects errors. Customer may also notify IFN of performance issues and test with IFN to isolate and resolve the trouble.

     In the event the Customer determines the services provided are not conforming with the Technical Standards, the Customer shall provide IFN immediate Telephone Notification, via the trouble reporting processes in the IFN Operations Manual.

                                   EXHIBIT B

                     INTERSTATE FIBERNET/FPL SERVICE ORDER


Master Capacity License No.:           Date of Master Capacity License No.:
                            -----                                          -----

The following order for service on the specified terms and conditions herein is made by the undersigned Licensee pursuant to the Master Capacity License referred to above ("Master Capacity License").

Date:
     ----------------------------------

Provider: Florida Power & Light Company

PON:
    -----------------------------------

1.   CAPACITY. Under this License, Licensor will provide the following capacity
     --------
and ancillary services between its Points of Presence in the following cities:

                             Capacity                                  Service
City A       City Z          Description            Quantity            Date
------       ------          -----------            --------            ----



II.  SERVICE CHARGES
     ---------------

     A.   Aggregate Monthly Charges:  $_________ each per month
                (of which amount, $__________ each are charges for capacity and
                 $_________ are charges for ancillary services)

     B.   Total Non-Recurring Charges:             $
                                                     --------------

     C.   Discounts Applicable?            Yes        No
                                              -----     -----
     D.   Monthly Minimums Applicable?     Yes        No
                                              -----     -----
III. TERMS OF PAYMENT. Monthly in advance, on the first day of each month, as
     ----------------
more fully described in the Master Capacity License. Any payment not received on or before the required payment date as specified in the Master Capacity License shall be subject to a late payment charge, also specified therein.

IV.  SERVICE ORDER TERM.
     ------------------

V.   BASIC AGREEMENT. This Service Order is hereby incorporated in its entirety
     ---------------
into the Master Capacity License and is hereby executed by the respective parties hereto as of _______________, 1996



                                        LICENSEE:


                                        By:
                                           ----------------------------------

                                        Name:
                                             --------------------------------

                                        Title:
                                              -------------------------------


                                        LICENSOR:


                                        FLORIDA POWER & LIGHT COMPANY
                                        Provider


                                        By:
                                           ----------------------------------

                                        Name:
                                             --------------------------------

                                        Title:
                                              -------------------------------



                                        INTERSTATE FIBERNET
                                        Agent


                                        By:
                                           ----------------------------------

                                        Name:
                                             --------------------------------

                                        Title:
                                              -------------------------------

                           Technical Specifications

                       Interstate FiberNet Transmission Performance
                                  Standards and Objective Policy

A. Description of Services
--------------------------

1. Interstate Fibernet (IFN) provides transmission transport links between two or more IFN Points of Premise which meet at a designated point between IFN and the Customer. Where IFN is the provider of local interconnect, Local Loop Availability numbers are provided. The following standards apply to both on a one-way basis for both DS1, DS3, OC-N and CCS7 services.


B. Availability:
----------------

Availability is measurement of the total time the service is operative when measured over a time period of 30 consecutive days. DS3s and DS1s are considered to be inoperative when there has been a loss of signal, when loop-back tests confirm the observation of severely errored seconds, or IFN's network monitoring system detects a bit-error rate of greater than 1 X 10-9.

B1.        DS3 and DS1 Performance Objectives
           ----------------------------------

           The performance objectives for IFN DS3 service are as follows:
     a). Meet or exceed 99.99% percent Circuit Availability on a monthly basis. This objective applies except where a customer's equipment is disconnected and/or inoperative or force majeure (i.e. cable cuts) or planned maintenance actions initiated by the customer.
     b).   Meet or exceed 99.95% percent Error Free Seconds on a monthly basis.
     c). Does not exceed .009% percent Severely Errored Seconds on a monthly basis.
     d). Service Continuity - in the event of primary facility failure, service is guaranteed to switch to an alternate facility in sixty seconds or less. Failure to meet this guarantee will result in a credit as described in the following where the trouble is in the network on public/private right-of-way.
     e). Where IFN is responsible for end to end circuit engineering and provisioning the end to end Circuit Availability percentage is 99.88%.

           The performance objectives for IFN DS1 service are as follows:
     a). Meet or exceed 99.925% percent Circuit Availability on a monthly basis. This objective applies except where a customer's equipment is disconnected and/or inoperative or force majeure (i.e. cable cuts) or planned maintenance actions initiated by the customer.
     b).   Meet or exceed 99.875% percent Error Free Seconds on a monthly basis.
     c). Does not exceed .009% percent Severely Errored Seconds on a monthly basis.
     d). Where IFN is responsible for end to end circuit engineering and provisioning the end to end Circuit Availability percentage is 99.7%.


B2. Technical Transmission Specification Standards: IFN and its facilities pertaining to DS1, DS3 and OC-N performance adhere to the following Technical References and Standards:

     Digital Data Access Service
     56.0 and 64 khps                       ANSI T1.107b-1991
     High Capacity                          TR-NFL-000054
                                            TR-INS-000342
     Self-healing Rings                     TR-NWT-000496


B3.  DS1 and DS3 Interconnection:
     ---------------------------
     DS3 interface combinations and technical specifications are referenced in Bellcore TR-INS-000342.
     DS1 interface combinations and technical specifications are referenced in Bellcore TR-NFL-000054.

Availability Cont.


B4.  SONET Specifications
     --------------------
     STS-1, OC-1, OC-3 and OC-12 interface combinations and technical specifications are referenced in BellSouth Telecommunications, Inc. Technical Reference TR-73582.

     Where IFN has self-healing rings and customer have subscribed to DS3 service channels have a long term performance objective of 99.95% error-free seconds and a severely errored second (SES) objective of less than 0.009% SES when the circuit is available. Self-healing multi-nodal DS1 high capacity service channels have a long term performance objective of 99.5% error-free seconds.

     Transmission parameter limits interface combinations and technical specifications applicable to Interstate Carriers for customer interconnection at IFN POPs are contained in ANSI T1.403-1989 and T1.404-1989.

C.   When a Credit Allowance Applies
     -------------------------------

     In case of an interruption to any service, allowance for the period of interruption, if not due to the negligence of the customer, shall be as follows:

C1.  IFN DS1 and DS3 Services
     ------------------------
     No credit shall be allowed for an interruption of less than 30 minutes. The customer shall be credited for an interruption of 30 minutes or more at the rate of 1/1440 of the monthly charges for the facility or servicee for each period of 30 minutes or major fraction thereof that the interruption continues.

     The monthly charges used to determine the credit shall be as follows:

     The monthly charges shall be the total of all the monthly rate element charges associated with the service.

C2.  SONET Ring Services
     -------------------
     For service interruptions resulting from a failure of the equipment where IFN's system does not automatically self-heal around the point of failure, credit shall be allowed only for an interruption of 30 minutes or more. The credit will begin when the customer reports the interruption to IFN. This credit shall be at the rate of 1/1440 of the total monthly charges accrued for that portion of the service that is interrupted for each period of 30 minutes or major fraction hereof that the interruption continues.

C3. Credit allowances will not apply if service is interrupted during customer requested upgrades and/or additions to IFN service or during customer requested rearrangements.

C4.  CCS7 and Enhanced Services
     --------------------------
     For IFN's CCS7 Service, no credit shall be allowed for an interruption of less then 30 seconds. The customer shall be credited for an interruption of 30 seconds or more as follows:

     For two-point services, when monthly rates are applicable, the credit shall be at the rate of 1/8640 of the monthly charges for the service for each period of 5 minutes or major fraction thereof that the interruption continues.

D.      Other Information and Conditions:
        --------------------------------

D1.     SONET Timing Issues
        -------------------
        DS1's carried over Synchronous Optical Network (SONET) transport systems can incur phase transients as a result of pointer adjustments. In some instances timing problems could surface in customer's equipment with Stratum 3 or better clocks. This may result in the customer's clock disqualifying its synchronization reference generating an alarm and/or selecting an alternate reference or entering holdover. To insure proper operation, channelized DS1 circuits must comply with Bellcore Technical Advisory. TA-NWT-000436, Digital Synchronization Network plan, and ANSI T1.101-1994. When timing is taken from a Company transported DS1, the customer's equipment must be capable of accommodating SONET pointer adjustments.

D2.     Automatic Protection Switching
        ------------------------------
        The Automatic Protection Switching provides protection on a 1xN basis against failure of the electronic facilities between two IFN POPs. Protection is furnished through the use of a switching arrangement that automatically switches to a spare system when a working system fails. On self-healing SONET rings a switch to protect facilities may, in some cases, cause IPN services to be routed to an alternate path.

D3.     Performance of Error Free Seconds
        ---------------------------------
        Performance is noted is Error Free Seconds (EFS) which is measured as the percentage of seconds over a 24 hour period not containing errors. EFS is measured using our network management system which conforms to the CCITT Recommendation 0.151.

E.      Trouble Reporting/Monitoring
        ----------------------------
        IFN monitors the network on a 7X24 basis, trouble resolution and repair efforts will begin when network surveillance and internal monitoring detects errors. Customer may also notify IFN of performance issues and test with IFN to isolate and resolve the trouble.

        In the event the Customer determines the services provided are not conforming with the Technical Standards, the Customer shall provide IFN immediate Telephone Notification, via the trouble reporting processes in the IFN Operations Manual.

                                  EXHIBIT C

                  Interstate FiberNet Provisioning Flow Chart
                  -------------------------------------------


1. Sales, with customer input, sends Service Order form, included in the exhibit, to the Sales and Marketing Department or to a Point of Contact in the Provisioning group that has been previously authorized to accept a Service Order.

2.   Traffic Engineer & Provisioning Coordinator Responsibilities:

     A. Insure order is correct with all necessary information to process, if not the Coordinator will contact the Customer's Provisioning and Design contacts with appropriate questions.

     B. Coordinator will issue internal work orders to the FP&L Provisioning and local telephone company that are sufficient for the Customer to have end to end service. This work will be completed within two business days; three days if order involves the issuing of ASRs.

         Coordinator will
         (1)  generate Interstate FiberNet circuit ID.
         (2)  assigns IFN lease order member
         (3)  generate routing assignment on the IFN network

         FP&L Provisioning will:
         (1)  generate equipment order requests, if needed
         (2)  schedule work effort with NOC technician

     C. Coordinator will issue an E-mail F(irm) O(rder) C(onfirmation) to Customer(fax) or phone. If customer doesn't have e-mail and Sales and Marketing by the end of the next business day. [_____________________]

         Coordinator may have to wait for FOCs from LEC if order involves ASRs before issuing the final due date.

     D. FP&L Provisioning will issue internal work packages within two business days of completing item B; including the scheduling of site visits for cross-connects and equipment installations.

     E.  Coordinator prepares design layout record (DLR). [equipment, cross-connects, slotting, etc. ...].

--------------------------------------------------------------------------------

     F. Coordinator sends DLR to the Customer's Provisioning Contact, FP&L Provisioning and Sales/Marketing within two business days from completion of item E.

     G. Provisioning sends Completion Notices to the Sales and Marketing Contact, Management and Accounting.

     H. Interstate FiberNet accounting personnel initiate billing on IFN, based on instructions from Sales and Marketing. Other accounting groups initiate billing as appropriate.

     Also included with Exhibit C is a copy of the service order form, a provisioning flowchart and current provisioning contact names.

--------------------------------------------------------------------------------

                        Interstate Fibernet Order Flow

                               February 16, 1996

                                              +-----------------+
                     ---------[___]-----------+ Marketing/Sales +
                     +                        +    Customer     +
                     +                        +-----------------+

                     +
           +------------------+               +------------------+             +---------------------+
           +   Order Entry &  +               + Network Director +             + Traffic Engineering +
           + Lease Assignment +---------------+ For Distribution +-------------+ Facility Assignment +
           + Must Have Signed +               +     To Team      +             +  And Provisioning   +
           +      Lease       +               +------------------+             +---------------------+
           +------------------+
                                                                                          +
        +--------------------------------------[_________]--------------------------------+
        +                      +                       +                       +
        +                      +                       +                       +
 +---------------+     +---------------+       +----------------+    +--------------------+  +----------------------+
 + Bell ASR Sent +     + CAP ASR Sent  +       +  IXC ASR Sent  +    + Update All Network +  +  Order Sent to NOC   +
 +  Local Loops  +-----+  Local Loops  +-------+   Local Loops  +----+  Records, Drawings +--+     With Network     +
 + If Applicable +     + If Applicable +       +  If Applicable +    +     and Reports    +  +   Connections and    +
 +---------------+     +---------------+       +----------------+    +--------------------+  + Special Instructions +
                                                                                             +----------------------+
                                                                                                        +
        +---------------------------------------[______________]----------------------------------------+
        +
        +
+------------------+  +------------------+     +----------------+    +-------------------+     +-----------------+
+    NOC Audit     +  +     Network      +     +   Test With    +    + Notify Via e-mail +     +   Change Order  +
+ Work with Field  +--+ Connections and  +-----+ Customer/Plant +----+    Provisioning   +-----+  Report/Notify  +
+Techs and Network +  + Internal Testing +     + Test Date and  +    + Order Completion  +     + All Departments +
+    Partners      +  +                  +     +   Acceptance   +    +-------------------+     +-----------------+
+------------------+  +------------------+     +----------------+                                       +
        +---------------------------------------[_______________]---------------------------------------+
        +
+-----------------+     +-------------+         +---------------+    +------------------+     +-------------------+
+Network Partners +     + Order Entry +         +  Accounting   +    + Network Director +     +  Marketing/Sales  +
+  Notified of    +-----+ Coordinator +---------+  Notified to  +----+   Notified of    +-----+ Customer Notified +
+   Completion    +     +  Notified   +         + Start Billing +    +   Completion     +     +  of Completion    +
+-----------------+     +-------------+         +---------------+    +------------------+     +-------------------+

================================================================================
                    Interstate FiberNet Service Order Form
================================================================================

======================================= ========================================
IFN PON #                               IFN LEASE #
======================================= ========================================

================================================================================
IFN SALES REP.
================================================================================



                                        ---------------------------------------
                                        Order Coord, A:
                                        ---------------------------------------
                                        Order Coord, Z:
                                        ---------------------------------------
                                        IFN ID:
                                        ---------------------------------------

-------------------------------------------------------------------------------
IFN PVSCON:                             TEL:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             SERVICE DESCRIPTION
-------------------------------------------------------------------------------




                          NOC TESTING AND ACCEPTANCE
-------------------------------------------------------------------------------
IFN NOC TECH:                           IXC TECH:
-------------------------------------------------------------------------------
TEST DATE:                              ACCEPTED BY:
-------------------------------------------------------------------------------
TEST TIME:                              ACCEPTED DATE:
-------------------------------------------------------------------------------
COMPLETION DATE:                        ACCEPTED TIME:
-------------------------------------------------------------------------------
NOC NOTES:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                   NETWORK CONNECTIONS/SPECIAL INSTRUCTIONS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                             DESIGN LAYOUT REPORT
-------------------------------------------------------------------------------
FIRST FACILITY ASSIGNMENT:
-------------------------------------------------------------------------------
LAST FACILITY ASSIGNMENT:
-------------------------------------------------------------------------------
OTHER CIRCUIT INFORMATION:
-------------------------------------------------------------------------------

===============================================================================

                                   EXHIBIT D




NETWORK MONITORING:
-------------------

The IFN Network Operations Center (NOC) is manned by highly qualified technicians on a 7X24 hour basis 365 days a year. Our NOC technicians have received formal training on the equipment they operate and maintain. The NOC utilizes a state of the art Digital Facility Management Systems (DFMS) developed by PRISM/NorTel for general alarm surveillance. DFMS can be used to monitor complex, hierarchical transport networks, comprising multiple syschronous optical network (SONET) rates, asynchronous fiber optic transmission (FOTS), and copper DS3, DS1 transport facilities, plus environmental and security alarms. DFMS is fully capable of monitoring a variety of telemetry formats including discrete, TBOS,E2A, ASCII and TLI. DFMS has many features that are used to monitor, isolate and maintain a fiber system. Alarm correlation can be used to find a "root cause" of a problem on a fiber system. Additionally, DFMS provides a number of management features such as alarm prioritization, trouble ticket management, a graphical network map display, a real-time sectionalization display, and audible alerting. The DFMS system that IFN currently utilizes has unlimited growth and expansion potential. We presently actively monitor SONET fiber systems across a six state area and we are using only a fraction of the scaleable architecture that is available to us through this system. Any and all alarms on the network are received in the NOC. The alarms are sent via alarm sending devices or collections units form each by the NOC technician and contact with the appropriate maintenance personnel is initiated. The NOC coordinates all repair activity and assists the maintenance personnel as needed. The NOC keeps management informed on a 30 minute recurring basis on any service affecting activity. Upon resolution of the alarm condition, the NOC technical will complete the IFN Trouble/Alarm Report. Management will then be notified of the final resolution. Additionally, the NOC coordinates all non-service affecting maintenance with the applicable maintenance organization and provides advance service advisories to our customers so that they in turn can notify their customer base.

                                   EXHIBIT E

                              COMMISSION SCHEDULE

              For purposes of this commission schedule, [_________
              ____________________________________________________
              ____________________________________________________
              ____________________________________________________
              _________________________________________].




FPL shall pay IFN for IFN's Marketing and Operating Services provided under this Agreement as follows:

                      [_____________________________________________________
                      ___________________________________________].

                      [_____________________________________________________
                      ______________________________________________________
                      ________________].

                      [_____________________________________________________
                      ___________________________________________].

[_____________________________________________________________________________
______________________________________________________________________________
__________________________].